              AMENDED AND RESTATED SIDE AGREEMENT

      This Amended and Restated Side Agreement (the "Agreement") is entered into as of June 1, 1997, by and among AMERCO, a Nevada corporation ("AMERCO"), Blue Ridge Investments, L.L.C., a Delaware limited liability company ("Blue Ridge"), and NationsBank Corporation, a North Carolina corporation ("NationsBank").

      WHEREAS, AMERCO and Blue Ridge have entered into that certain Series B Preferred Stock Purchase Agreement dated as of August 30, 1996 (the "Stock Purchase Agreement"), providing for the purchase by Blue Ridge from AMERCO of shares of AMERCO's Series B Preferred Stock, no par value (the "Series B Preferred"), and certain other agreements and transactions on August 30, 1996 and October 1, 1996 (the Stock Purchase Agreement and such other agreements and transactions are collectively referred to herein as the "Transaction"), as revised by that certain Side Agreement dated as of October 29, 1996 (the "Side Agreement") and letter agreements dated as of December 26, 1996 and March 25, 1997 (the "Letter Agreements");

      WHEREAS, Blue Ridge (or any subsequent holder of the Series B Preferred) has the right to convert, upon the occurrence of certain events described in the Certificate of Designation of Preferences and Rights of Series B Preferred Stock of AMERCO (the "Certificate of Designation"), all of the Series B Preferred into 4,000,000 shares (subject to adjustment) of AMERCO's Series B Common Stock or all of the shares of capital stock of Picacho Peak Investments Co., a Nevada corporation ("Picacho");

      WHEREAS, pursuant to the Certificate of Designation, Blue Ridge (or any subsequent holder of the Series B Preferred) also has the right to convert the Series B Preferred as described above on August 31, 1997 and during the first ten business days of each fiscal quarter beginning after August 31, 1997;

      WHEREAS, the provisions of the Certificate of Designation permitting conversion of the Series B Preferred into Picacho on August 31, 1997 and during the first ten business days of each fiscal quarter beginning after August 31, 1997 would result in an adverse accounting treatment of the Transaction;

      WHEREAS, AMERCO has advised Blue Ridge that Picacho desires to make one or more loans (individually and collectively, the "Loan") to AMERCO in the aggregate principal amount of $50,000,000, which Loan requires the consent of Blue Ridge and NationsBank;

      WHEREAS, the parties desire to amend and restate the Side Agreement for the purpose of continuing certain of the agreements contained in the Side Agreement, amending certain other of the agreements contained in the Side Agreement and adding additional agreements to those contained in the Side Agreement;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The Side Agreement and the Letter Agreements are terminated and replaced in their entirety by this Agreement. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the same meaning as in Stock Purchase Agreement.

      2. Blue Ridge and NationsBank agree that, notwithstanding the provisions of Section 3(a) of the Certificate of Designation, neither party shall convert, pursuant to Section 3(a)(i) or Section 3(a)(ii) of the Certificate of Designation, the Series B Preferred into any or all of the capital stock of Picacho or into any shares of AMERCO's Series B Common Stock. Nothing in this Agreement shall limit Blue Ridge's or NationsBank's ability to convert the Series B Preferred under any provision other than Section 3(a)(i) or Section 3(a)(ii) of the Certificate of Designation.

      3. AMERCO, Blue Ridge and NationsBank agree that, in addition to the provisions of Section 3(a) of the Certificate of Designation, Blue Ridge and NationsBank (or any subsequent holder of the Series B Preferred) shall have the right to convert any or all of the Series B Preferred into shares of AMERCO's Series B Common Stock (a) on January 1, 1998 and for 10 Business Days after January 1, 1998; (b) on July 1, 1998 and for 10 Business Days after July 1, 1998; and (c) on December 1, 1998 and for 10 Business Days after December 1, 1998.

      4. AMERCO, Blue Ridge and NationsBank agree that the provisions of the Summary of Indicative Terms and Conditions, attached to that certain letter from NationsBank of Texas, N.A. to AMERCO dated July 16, 1996, creating any obligation of the Arranger (as defined therein) to rebate any portion of its fees are hereby deleted, voided and rendered unenforceable.

      5. Blue Ridge and NationsBank agree that, as a condition of any transfer of the Series B Preferred to a third party, such third party shall agree to be bound by the terms of this Agreement. Blue Ridge and NationsBank agree to the placement of the following legend on the stock certificate representing the Series B Preferred:

     "The securities evidenced hereby are subject to the terms of that certain Amended and Restated Side Agreement, dated as of June 1, 1997, which limits the ability of the holder of the securities to convert the securities."

      6.    AMERCO, Blue Ridge and NationsBank agree that Section
4.8 of the Stock Purchase Agreement is deleted and amended to read in its entirety as follows:

            4.8    Ownership  and  Operation  of  Picacho.    The
                   --------------------------------------
Corporation will:

                (a) at all times own all of the outstanding shares, and all interest in the revenues, income, assets and business, of Picacho (except in the event of a conversion of the Series B Preferred into the shares of Picacho);

                (b) cause Picacho to engage in no business or operations and incur no liabilities or obligations except as permitted by its Articles of Incorporation;

                (c) cause the Corporation at all times to have sufficient funds legally available for redemption of all of the Series B Preferred;

                (d) cause Picacho at all times to invest all of its assets with an investment manager satisfactory to the Holder, provided that Picacho may loan to AMERCO from Picacho's assets up to $50,000,000 in principal amount outstanding from time to time, which amount is not required to be invested with an investment manager satisfactory to the Holder during the period that it is loaned to AMERCO;

                (e) cause Picacho at all times to maintain a stockholders' equity of at least the product of (i) the number of shares of Series B Preferred outstanding and (ii) the Conversion
Value.

                (f) cause Picacho to maintain its Articles of Incorporation and Bylaws in effect as at June 1, 1997.

      7. AMERCO, Blue Ridge and NationsBank agree that the Letter Agreement dated as of August 30, 1996 between NationsBank of Texas, N.A. and Picacho Peak Investments Co. is to be terminated and replaced by a letter in substantially the form attached to this Agreement as Exhibit A.

      8.    AMERCO agrees that:

           (a) The changes in the Transaction effected by this Agreement shall not be deemed a consent to the amendment of, departure from or waiver of (i) any of the covenants in Section
4.8 of the Stock Purchase Agreement, except as specifically stated in Section 6 of this Agreement; (ii) any other covenant or condition in any Transaction Document; or (iii) any Event of Noncompliance that otherwise may arise as a result of the Loan. The failure to comply with any of the covenants or conditions contained in any Transaction Document shall constitute an Event of Noncompliance;

           (b) Except as specifically set forth herein, all terms and provisions of the Transaction Documents, all rights of Blue Ridge and NationsBank and all obligations of AMERCO and Picacho thereunder shall remain in full force and effect, are ratified and confirmed in all respects, and shall continue to be legal, valid, binding and enforceable in accordance with their terms;

           (c) Before any Loan is made by Picacho to AMERCO, AMERCO will provide Blue Ridge and NationsBank a certificate of an authorized officer to the effect that:

                 (i) immediately before and upon making the Loan, the representations and warranties made by AMERCO in
Section 2 of the Stock Purchase Agreement are and will continue to be true and correct in all material respects at and as of the date the Loan is made;

                (ii) immediately before and upon making the Loan, all covenants, agreements, and conditions contained in the Stock Purchase Agreement to be performed by AMERCO on or prior to the date the Loan is made have been performed or complied with and will continue to be performed or complied with in all material respects; and

                (iii) the making of the Loan has been duly authorized by all necessary action on the part of AMERCO and Picacho and does not and will not: (A) violate any provision of law applicable to AMERCO or Picacho, the certificate of incorporation or bylaws of AMERCO or Picacho or any order, judgment, or decree of any court or agency of government binding upon AMERCO or Picacho; (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of AMERCO or Picacho; (C) result in or require the creation or imposition of any material lien upon any of the properties or assets of AMERCO or Picacho; or (D) require any approval or consent of any Person under any material contractual obligation of AMERCO or Picacho except for such approvals and consents which have been obtained.

           (e) AMERCO will repay the Loan in full on or before December 1, 1998 and Picacho will deliver the amounts received from such repayment directly to NationsBank of Texas, N.A. for investment in accordance with the Investment Letter attached as Exhibit A to this Agreement, subject to conversion or redemption of the Series B Preferred.

           (d) The failure of AMERCO or Picacho to comply with any of the covenants contained in this Agreement shall constitute an Event of Noncompliance.

      9. TO INDUCE BLUE RIDGE AND NATIONSBANK TO AGREE TO THE TERMS OF THIS AGREEMENT, AMERCO REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AGREEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATION UNDER THE TRANSACTION DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AGREEMENT.

      10. AMERCO also represents and warrants to Blue Ridge and NationsBank that the following statements are true, correct and complete:

           (a) after giving effect to this Agreement, no Event of Noncompliance has occurred and is continuing;

           (b) after giving effect to this Agreement, the representations and warranties set forth in the Transaction Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; and

           (c) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of AMERCO and does not and will not: (1) violate any provision of law applicable to AMERCO or Picacho, the certificate of incorporation or bylaws of AMERCO or Picacho or any order, judgment, or decree of any court or agency of government binding upon AMERCO or Picacho; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of AMERCO or Picacho; (3) result in or require the creation or imposition of any material lien upon any of the properties or assets of AMERCO or Picacho; or (4) require any approval or consent of any Person under any material contractual obligation of AMERCO or Picacho except for such approvals and consents which have been obtained.

      11. Blue Ridge and NationsBank agree to execute and deliver such further agreements and instruments, and take such further action as may be requested by AMERCO to carry out the provisions and purposes of this Agreement and to cause all subsequent holders of the Series B Preferred to be bound by the terms of this Agreement.

      12. AMERCO agrees to pay (or cause to be paid) all costs and expenses of Blue Ridge and NationsBank in connection with the preparation, negotiation, execution, and delivery of this Agreement and all other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as provided in Section 9.1 of the Stock Purchase Agreement. Concurrently with the execution of this Agreement, AMERCO has paid to NationsBank of Texas, N.A. or its affiliate a fee of $1,000,000

      13. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS WHETHER WRITTEN OR ORAL RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

      14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without regard to conflicts of law principles.

      15. This Agreement may be executed in one or more counterparts and in telecopied counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

      The foregoing Agreement is hereby executed as of the date first above written.

                              AMERCO


                              By:  /S/ GARY V. KLINEFELTER
                                 ----------------------------
                              Name: GARY V. KLINEFELTER
                                   --------------------------
                              Title: SECRETARY
                                    -------------------------

                              BLUE RIDGE INVESTMENTS, L.L.C.


                              By: /S/ GEORGE C. CARP
                                 ----------------------------
                              Name: GEORGE C. CARP
                                   --------------------------
                              Title: VP FINANCE
                                    -------------------------

                              NATIONSBANK CORPORATION


                              By: /S/ JOHN E. MACK
                                 ----------------------------
                              Name: JOHN E. MACK
                                   --------------------------
                              Title: SR. VICE PRESIDENT, TREASURER
                                    -------------------------